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                                                                       Exhibit 5

                                BINGHAM DANA LLP
                               150 Federal Street
                                Boston, MA 02110


                               November 13, 2001

Kopin Corporation
695 Myles Standish Boulevard
Taunton, Massachusetts  02780-1042

  Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about November 13, 2001 (the "Registration Statement"), of 2,800,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Kopin Corporation, a Delaware corporation (the "Company"), which are or will be issuable to employees, directors, consultants and advisors of the Company upon the exercise of options granted pursuant to the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"), the Company's 2001 Equity Incentive Plan (the "2001 Equity Incentive Plan"), or the Company's 2001 Supplemental Equity Incentive Plan (the "2001 Supplemental Equity Incentive Plan") or which the Company may sell or grant as restricted stock pursuant to the 2001 Equity Incentive Plan or the 2001 Supplemental Equity Incentive Plan.

     We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the 1992 Plan, the 2001 Equity Incentive Plan, or the 2001 Supplemental Equity Incentive Plan were or will be validly granted in accordance with the terms of the 1992 Plan, the 2001 Equity Incentive Plan, or the 2001 Supplemental Equity Incentive Plan, as applicable, that all Shares to be issued upon exercise of such options will be issued in accordance with the terms of such options and the 1992 Plan, the 2001 Equity Incentive Plan, or the 2001 Supplemental Equity Incentive Plan, as applicable, and that all Shares sold or granted as restricted stock will be sold or granted in accordance with the terms of the 2001 Equity Incentive Plan or the 2001 Supplemental Equity Incentive Plan, as applicable.

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                                      -2-


     This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Upon the issuance and the delivery of the Shares upon the exercise of options granted pursuant to the 1992 Plan, the 2001 Equity Incentive Plan, or the 2001 Supplemental Equity Incentive Plan in accordance with the terms of such options and the 1992 Plan, the 2001 Equity Incentive Plan, or the 2001 Supplemental Equity Incentive Plan, as applicable, the Shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     2. Upon the issuance and delivery of the Shares in the form of restricted stock in accordance with the terms of the awards of such restricted stock and the 2001 Equity Incentive Plan or the 2001 Supplemental Equity Incentive Plan, as applicable, and upon the Company's receipt of the full purchase price therefore, as determined by the Board of Directors of the Company and as specified in the documents governing such awards and the 2001 Equity Incentive Plan or 2001 Supplemental Equity Incentive Plan, as applicable, the Shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.


     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Bingham Dana LLP

                                BINGHAM DANA LLP